UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):                         November 9, 2006

Lithia Motors, Inc.
 (Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing.

             Lithia Motors, Inc. received a letter from the New York Stock Exchange, dated November 9, 2006, notifying the Company that its disclosure in its 2006 Proxy Statement was deficient in that the disclosure failed to satisfy the disclosure requirements of Section 303A.03 of the Listing Standards by failing to identify in the proxy the name of the Lead Independent Director.

             For the past two years in compliance with Section 303A.03, the Board of Directors has appointed a Lead Independent Director who presides over all of the executive sessions held by the independent directors. The Board of Directors annually appoints the Lead Independent Director for the coming year after the annual shareholders meeting. However, we inadvertently failed to identify the name of that person in our 2006 Proxy Statement. Thomas Becker was appointed, and is serving as, the Lead Independent Director for the 06-07 year. With the filing of this Form 8-K the noted deficiency is cured and Lithia is otherwise in compliance with the NYSE Listing Standards.

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable. (b) Not applicable. (c) Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	November 9, 2006	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary